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                                                                   Exhibit 10.17


                          SPONSORED RESEARCH AGREEMENT



         THIS SPONSORED RESEARCH AGREEMENT (the "Agreement") is made as of March 29, 1996 ("Effective Date") by and between Sidney Kimmel Cancer Center ("SKCC") and Introgen Therapeutics, Inc., a Delaware corporation duly organized and existing under the laws of Delaware ("Sponsor").


                                    RECITALS

         A. SKCC desires to conduct certain research hereinafter described, and Sponsor is willing to advance funds for purposes of such research.

         B. As a benefit of funding such research, Sponsor desires to obtain the exclusive rights to certain inventions made during the course of such research pursuant to the License Agreement entered into between the parties of even date with this Agreement (the "License Agreement").

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, SKCC and Sponsor agree as follows:


                                    ARTICLE 1

                                RESEARCH PROGRAM

         1.1      General.

                  (a) Within forty-five (45) days of the Effective Date, the parties will agree by mutual consent on a research program that will be set forth in Attachment A hereto (the "Research Program"). SKCC will use its reasonable efforts to conduct the Research Program in accordance with the description set forth in Attachment A, and will furnish the facilities necessary to carry out said Research Program. The Research Program will be under the direction of [*] (the "Principal Investigator") and will be conducted at Sidney Kimmel Cancer Center. The Research Program may be modified from time to time with the consent of Sponsor and the Principal Investigator.

                  (b) Except as the parties may otherwise agree, it is understood that the Research Program will not include: [*] licensed or assigned to [*] as amended prior to the Effective Date. [*].


         1.2 Period. The Research Program shall be performed during the period commencing on the Effective Date and continuing for two (2) years thereafter. The duration of the Research Program period may be extended by written agreement between Sponsor, SKCC and the Principal Investigator.







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         1.3 Records. SKCC will ensure that the Principal Investigator and other personnel assisting in the Research Program will keep accurate financial and scientific records relating to the Research Program and will make such records available to Sponsor or Sponsor's authorized representative throughout the term of this Agreement during normal business hours upon reasonable notice. It is understood that such records shall include detailed, witnessed laboratory notebooks sufficient to document any inventions made in the course of the Research Program. Upon request by Sponsor and at Sponsor's expense, SKCC agrees promptly to provide copies of all such materials to Sponsor, in whatever condition maintained by the Principal Investigator and his staff.

         1.4 Disclaimer. SKCC does not guarantee that any patentable inventions will result from the Research Program, that the claims of any patent obtained will cover Sponsor's commercial interests, or that any such patent will be free of dominance by other patents, including those based upon inventions made by other SKCC faculty independent of the Research Program.

         1.5 Use of Funds. All funds provided by Sponsor shall be used only in accordance with the Research Program.


                                   ARTICLE 2

                                  COMPENSATION

         2.1 Payments. As consideration for the performance by SKCC of its obligations under this Agreement, Sponsor will pay SKCC [*]. Beginning with the first calendar month commencing after the date of this Agreement, and continuing for two years, Sponsor shall pay to SKCC the amounts referenced above at such times and in such amounts as deemed necessary and appropriate to achieve the objectives of this Agreement, with such payments being made, [*].

         2.2 Handling. SKCC shall use the funds provided by Introgen for wages and supplies, and such other operating expenses as SKCC and Sponsor mutually approve, which are incurred directly in the performance of the Research Program. It is understood that funds of the Research Program which are not used in a particular month may be used in subsequent periods during the term of this Agreement [*].


                                   ARTICLE 3

                            CONSULTATION AND REPORTS

         3.1 Designated Representative. Sponsor's designated representative for consultation and communications with the Principal Investigator shall be David
G. Nance, President & CEO of Sponsor, or such other person as Sponsor may from time to time designate in writing to SKCC and the Principal Investigator.



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         3.2 Coordination. The parties acknowledge that Sponsor will also conduct activities related to the research to be performed by SKCC under the Research Program. To ensure that such activities remain coordinated, Sponsor shall meet or consult with the Principal Investigator periodically to establish and revise priorities for work to be performed under the Research Program, including the research experiments and other steps to be taken by Principal Investigator in pursuit of those priorities, all under the provisions of Section
1.1 above. Unless otherwise agreed, such meetings or consultations shall take place [*], and the Principal Investigator shall conduct the Research Program in all respects in accordance with the priorities and steps so established by mutual agreement of the parties pursuant to Section 1.1 above.

         3.3 Reports. The Principal Investigator shall submit to Sponsor [*] a written technical report summarizing in reasonable detail the research and results obtained therefrom during the prior [*] period relating to research in connection with the Research Program. [*], the Principal Investigator shall submit to Sponsor a final written technical report of all activities undertaken and all accomplishments achieved in connection with the Research Program. In addition, [*] of the Research Program, SKCC's Office of Accounting shall submit to Sponsor a final financial report of income and expenses of the Research Program [*].


                                    ARTICLE 4

                                    PUBLICITY

         Except as required by law or in the normal course of business identification, neither SKCC nor Sponsor shall issue any press release or make any other written statements in connection with work performed under this Agreement intended for use in the public media in a manner suggesting any endorsement by the other, without approval of such other party, which approval shall not be unreasonably withheld. Both Sponsor and SKCC, however, shall acknowledge Sponsor's support of the Research Plan under this Agreement in scientific publications and other scientific communications. In any other statements, the parties shall describe the scope and nature of their participation accurately and appropriately.


                                    ARTICLE 5

                         PUBLICATION AND ACADEMIC RIGHTS

         5.1 Ownership. Subject to Section 7.1 below, SKCC retains all ownership rights with respect to inventions, data, results and other proprietary information developed by SKCC personnel during the course of the Research Program. Subject to the rights granted to Sponsor pursuant to this Agreement and the License Agreement and to Article 6 below, SKCC shall have the right to publish or otherwise disclose all technical reports, information and/or data developed by SKCC personnel during the course of the Research Program. Subject to Article 6 below, Sponsor shall have the right



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to use, disclose and exploit such reports, data and information for so long as the license granted to Sponsor under Section 3.1(b) of the License Agreement remains in effect.

         5.2 Publication. To avoid loss of patent rights as a result of premature public disclosure of patentable information, SKCC, the Principal Investigator and his staff each agree to submit to Sponsor, [*] to submission for publication or disclosure, materials intended for publication or disclosure relating to technical reports, data, or information developed by the Principal Investigator or other SKCC personnel during the course of or as a follow-up to the Research Program. Sponsor shall notify SKCC [*] of such materials whether or not Sponsor desires SKCC to file a patent application on any invention disclosed in such materials pursuant to the License Agreement. In the event that Sponsor desires to file such a patent application, the Principal Investigator shall withhold publication and disclosure of such materials [*] from the date of receipt of such materials by Sponsor. Further, if Sponsor believes that such material contains Confidential Information (as defined in Section 6 below) of Sponsor, SKCC, the Principal Investigator and his staff each agree [*].


                                    ARTICLE 6

                            CONFIDENTIAL INFORMATION

         The parties may, from time to time, in connection with the License Agreement and the Research Program, disclose to each other Confidential Information. "Confidential Information" shall mean any information disclosed orally, in writing or otherwise by one party (the "Disclosing Party") to the other party (the "Receiving Party"). The Receiving Party shall not use Confidential Information of the Disclosing Party except as expressly authorized in this Agreement or the License Agreement, and shall use its best efforts to prevent the disclosure of the Disclosing Party's Confidential Information to third parties; provided that the Receiving Party's obligations under this
Article 6 shall not apply to Confidential Information that:

                           (i) is in the Receiving Party's possession at the
time of disclosure thereof as demonstrated by documentary evidence;

                           (ii) is or later becomes part of the public domain
 through no fault of the Receiving Party's personnel;

                           (iii) is received from a third party having no
 obligations of confidentiality to the Disclosing Party; or

                           (iv) is developed independently by the Receiving
 Party without access to the Disclosing Party's Confidential Information.




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         Notwithstanding the foregoing, the parties acknowledge and agree that any Licensed Subject Matter (as defined in the License Agreement) may be used and disclosed to third parties by Licensee pursuant to the License Agreement.


                                    ARTICLE 7

                      PATENTS RIGHTS AND TECHNOLOGY RIGHTS

         7.1 Ownership. SKCC shall own all right, title and interest in and to any inventions conceived or first reduced to practice by SKCC personnel during the term of this Agreement in the course of performing the Research Program, to the extent that such SKCC personnel would be an inventor thereof under U.S. patent law. Patent rights to inventions that are made jointly by employees of SKCC and Sponsor shall be owned jointly. For purposes of this Section 7.1 whether an invention is made "jointly" shall be determined under principles of inventorship in accordance with U.S. patent law, and "joint ownership" means that, subject to any royalties owing under the License Agreement, each party is free to exploit such patent rights and authorize others to do so, with no obligation to account to the other party, for profits or otherwise or to obtain the consent of the other party.

         7.2 Notice. SKCC shall notify Sponsor promptly in writing of all discoveries and inventions disclosed to SKCC by Principal Investigator, [*] or other SKCC personnel under [*] supervision that arise out of or in connection with the Research Program during the term of this Agreement. The filing for, prosecution of applications and maintenance of patents on such inventions shall be handled in accordance with Article 9 of the License Agreement.

         7.3 Assignments. SKCC shall have in place or obtain appropriate written agreements from all personnel involved in the Research Program, such agreements to require that all discoveries and inventions first conceived or reduced to practice as a result of or in connection with research conducted at SKCC shall be reported promptly and assigned to SKCC.


                                    ARTICLE 8

                             INDEPENDENT CONTRACTOR

         For the purposes of this Agreement and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.





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                                    ARTICLE 9

                              TERM AND TERMINATION


         9.1 Term. The term of this Agreement shall commence on the Effective Date and extend for two (2) years, unless sooner terminated in accordance with the provisions of this Article 9.


         9.2 Termination by Sponsor. In the event that Sponsor determines, at any time [*], that the Research Program is no longer academically, technically or commercially feasible or desirable, Sponsor shall have the right to terminate this Agreement [*].

         9.3 Termination for Breach. In the event that either party to this Agreement shall be in breach or default of an obligation under this Agreement and shall fail to remedy such breach or default within [*], the other party to this Agreement shall be entitled to terminate this Agreement [*].

         9.4 Consequences of Termination. Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination; nor shall a termination of this Agreement affect the parties' rights or obligations under the License Agreement except as provided in
Section 5.3.2 of the License Agreement.

         9.5 Survival. The following sections of this Agreement shall survive expiration or termination of this Agreement for any reason: Sections 2.2 and 3.3, and Articles 4, 5, 6, 7, 9 and 10.


                                   ARTICLE 10

                                     GENERAL

         10.1 Assignment. This Agreement may not be assigned or transferred by either party without the prior written consent of the other party; provided, however, that Sponsor may assign or transfer its rights and obligations under this Agreement to a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise upon written notice to SKCC.

         10.2 Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         10.3 Notices. Any notice required by this Agreement shall be given by prepaid, first class, certified mail, return receipt requested, addressed to:




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         If to SKCC:          David Wood

                              Sidney Kimmel Cancer Center
                              3099 Science Park Road
                              San Diego, CA  92121

         If to Licensee:      David G. Nance, President

                              Introgen Therapeutics, Inc.
                              301 Congress Avenue
                              Suite 2025
                              Austin, TX  78701

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

         10.4 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws.

         10.5 Headings. The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.6 Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

         10.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


INTROGEN THERAPEUTICS, INC.               SIDNEY KIMMEL CANCER CENTER
("Sponsor")                               ("SKCC")


By: /s/ DAVID G. NANCE                    By: /s/ DAVID E. WOOD
    --------------------                      ------------------------
Print Name: David G. Nance                Print Name: David E. Wood

Title: President                          Title: Executive Vice President

Date: March 29, 1996                      Date: March 29, 1996





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                                  ATTACHMENT A

                                RESEARCH PROGRAM

                                       [*]